UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2025

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40439	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NMTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original 8-K”) that was filed by NeuroOne Medical Te hnologies Corporation (the “Company”) with the Securities and Exchange Commission on February 14, 2025. The Company is filing this Amendment only to include Item 5.02 to provide information about the NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan, which was approved by the Company’s stockholders at the annual meeting of the stockholders held on February 14, 2025, as disclosed in Item 5.07 of the Original 8-K, and to file the NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan and NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan Forms of Restricted Stock Unit Agreement and Option Grant Agreement as exhibits hereto. This Amendment amends and restates the Original 8-K in its entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2025, the Board of Directors (the “Board”) of the Company adopted the NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan (the “2025 Plan”). On February 14, 2025, at the Annual Meeting (as defined below), the stockholders of the Company approved the 2025 Plan.

Awards. The 2025 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants.

Authorized Shares. Initially, the maximum number of shares of the Company’s Common Stock (the “Common Stock”), that may be issued under the 2025 Plan may not exceed (1) 3,000,000 and (2) any shares subject to outstanding stock awards under the NeuroOne Medical Technologies 2017 Equity Incentive Plan that are forfeited or otherwise returned to the share reserve. The maximum number of shares of Common Stock that may be issued on the exercise of ISOs under the 2025 Plan is 3,000,000.

Shares subject to stock awards granted under the 2025 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2025 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2025 Plan. If any shares of Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by the Company (1) because of a failure to meet a contingency or condition required for the vesting of such shares; (2) to satisfy the exercise, strike or purchase price of an award; or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2025 Plan.

Plan Administration. The Board, or a duly authorized committee of the Board, will administer the 2025 Plan and is referred to as the “plan administrator”. The Board has determined that the Compensation Committee will be the plan administrator. The Board may also delegate to one or more of the Company’s officers the authority to: (1) designate employees (other than officers) to receive specified stock awards; and (2) determine the number of shares subject to such stock awards. Under the 2025 Plan, the Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under the 2025 Plan, the Board also generally has the authority to effect, with the consent of any materially adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (B) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under U.S. generally accepted accounting principles.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2025 Plan; provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. Options granted under the 2025 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2025 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with the Company ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with the Company ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (1) cash, check, bank draft or money order: (2) a broker-assisted cashless exercise; (3) the tender of shares of Common Stock previously owned by the optionholder; (4) a net exercise of the option if it is an NSO; or (5) other legal consideration approved by the plan administrator. Unless the plan administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company total combined voting power or that of any of its parent or subsidiary corporations unless: (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

The foregoing description of the 2025 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Plan. Copies of the 2025 Plan and the 2025 Plan Forms of Restricted Stock Unit Agreement and Option Grant Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of the stockholders held on February 14, 2025 (the “Annual Meeting”), the Company’s stockholders (i) elected one Class II director to the Company’s Board of Directors, to serve a three-year term until the 2028 annual meeting of stockholders, (ii) ratified the appointment of Baker Tilly U.S., LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025, (iii) approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range of 1-for-2 to 1-for-15 to be determined by the Company’s Board of Directors, (iv) approved the NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan, and (v) authorized one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3. Proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 21, 2025, as supplemented on February 5, 2025 and February 7, 2025.

A total of 18,117,638 shares of the Company’s common stock were present at the meeting in person or by proxy, which represents approximately 58.7% of the shares of common stock outstanding as of the record date for the Annual Meeting.

The results of the voting are shown below:

Proposal 1—Election of Directors

Class II Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Rosa	11,724,206	381,677	6,011,755

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
18,080,780	7,381	29,477

Proposal 3—Approval of an Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range of 1-for-2 to 1-for-15, to be determined at the discretion of the Company’s Board of Directors

Votes For	Votes Against	Votes Abstain
16,176,833	1,732,603	208,200

Proposal 4—Approval of the NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
10,595,402	1,473,888	38,111	6,010,237

Proposal 5—Authorization of One or More Adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3

Votes For	Votes Against	Votes Abstain
16,811,725	1,270,013	35,899

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan
10.2	NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan Form of Restricted Stock Unit Grant Agreement
10.3	NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan Form of Option Grant Agreement
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: February 20, 2025
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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